As filed with the Securities and Exchange Commission on April 16, 2021

Registration No. 333-105346

Registration No. 333-105340

Registration No. 333-143066

Registration No. 333-179656

Registration No. 333-179655

Registration No. 333-182082

Registration No. 333-196304

Registration No. 333-226680

Registration No. 333-239212

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-105346

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-105340

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143066

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179656

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179655

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182082

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196304

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-226680

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-239212

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEACOR HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-3542736
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Seacor Holdings Inc.

2200 Eller Drive, P.O. Box 13038

Fort Lauderdale, Florida 33316

(954) 523-2200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William C. Long

Executive Vice President, Chief Legal Officer & Corporate Secretary

Seacor Holdings Inc.

2200 Eller Drive

Fort Lauderdale, Florida 33316

(954) 523-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brett Nadritch, Esq.

Milbank LLP

55 Hudson Yards

New York, New York 10001

(212) 530-5000

Approximate date of commencement of proposed sale to the public: Not applicable

Seacor Holdings Inc. Savings Plans

2003 Non-Employee Director Share Incentive Plan

2003 Share Incentive Plan

Seacor Holdings Inc. 2007 Share Incentive Plan

Seacor Holdings Inc. 2009 Employee Stock Purchase Plan

Seacor Holdings Inc. 2014 Share Incentive Plan

(Full title of the plan)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) relate to the following registration statements on Form S-8 (together, the “Registration Statements”) filed by SEACOR Holdings Inc. (the “Company”):

•

The Registration Statement on Form S-8 (Registration Statement No. 333-105346) (the “2003 Non-Employee Director Share Incentive Plan Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) on September 25, 1996, registering 150,000 of the Company’s common stock, $0.01 par value (the “Common Stock”) (the “2003 Non-Employee Director Plan Shares”) to be issued to participants under the Company’s 2003 Non-Employee Director Share Incentive Plan (the “2003 Non-Employee Director Plan”).

•

The Registration Statement on Form S-8 (Registration No. 333-105340) (the “2003 Share Incentive Plan Registration Statement”), filed with the SEC on May 16, 2003, registering 1,000,000 shares of the Company’s Common Stock (the “2003 Plan Shares”) to be issued to participants under the Company’s 2003 Share Incentive Plan (the “2003 Plan”).

•

The Registration Statement on Form S-8 (Registration No. 333-143066) (the “2007 Plan Registration Statement”), filed with the SEC on May 17, 2007, registering 1,000,000 shares of the Company’s Common Stock (the “2007 Plan Shares”) to be issued to participants under the Company’s 2007 Share Incentive Plan (the “2007 Plan”).

•

The Registration Statement on Form S-8 (Registration No. 333-179656) (the “February 2012 Additional 2007 Plan Registration Statement”), filed with the SEC on February 24, 2012, registering 223,607 shares of the Company’s Common Stock (the “February 2012 Additional 2007 Plan Shares”) to be issued to participants under the Company’s 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-179655) (the “2009 Employee Stock Purchase Plan Registration Statement”), filed with the SEC on February 24, 2012, registering 233,607 shares of the Company’s Common Stock (the “2009 Plan Shares) to be issued to participants under the Company’s 2009 Share Incentive Plan (the “2009 Plan”).

•

The Registration Statement on Form S-8 (Registration No. 333-182082) (the “June 2012 Additional 2007 Plan Registration Statement”), filed with the SEC on June 12, 2012, registering 1,000,000 shares of the Company’s Common Stock (the “June 2012 Additional 2007 Plan Shares”) to be issued to participants under the Company’s 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-196304) (the “2014 Plan Registration Statement”), filed with the SEC on May 28, 2014, registering 1,000,000 shares of the Company’s Common Stock (the “2014 Plan Shares”) to be issued to participants under the Company’s 2014 Share Incentive Plan (the “2014 Plan”)

•

The Registration Statement on Form S-8 (Registration No. 333-226680) (the “Additional 2009 Plan Registration Statement”), filed with the SEC on August 8, 2018, registering 300,000 shares of the Company’s Common Stock (the “Additional 2009 Plan Shares”) to be issued to participants under the Company’s 2009 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-239212) (the “June 2020 Additional 2014 Plan Registration Statement”), filed with the SEC on June 16, 2020, registering 900,000,000 shares of the Company’s Common Stock (the “June 2020 Additional 2014 Plan Shares”) to be issued to participants under the Company’s 2014 Plan.

The 2003 Non-Employee Director Plan Shares, the 2003 Plan Shares, the 2007 Plan Shares, the February 2012 Additional 2007 Plan Shares, the 2009 Plan Shares, the June 2012 Additional 2007 Plan Shares, the 2014 Plan Shares, the Additional 2009 Plan Shares and the June 2020 Additional 2014 Plan Shares are collectively referred to herein as the “Shares”. The Shares are to be issued to participants under the 2014 Plan (the 2014 Plan, the 2003 Non-Employee Director Plan, the 2003 Plan, the 2007 Plan, the 2009 Plan and the 2014 Plan are collectively referred to herein as the “Plans”).

The Company is no longer issuing securities under the Plans. These Post-Effective Amendments to the Registration Statements are being filed in order to deregister all Shares that were registered under the Registration Statements and remain unissued under the Plans.

On April 15, 2021, Safari Merger Subsidiary, Inc. completed the tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the Company’s Common Stock and on April 15, 2021, Safari Merger Subsidiary, Inc. merged with and into the Company pursuant to Section 251(h) of the Delaware General Corporation Law, with the Company emerging as the surviving corporation (the “Merger”, together with the Offer, the “Transactions”).

In connection with the Transactions, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing these Post-Effective Amendments to the Registration Statements to deregister all such securities of the Company registered under the Registration Statements that remain unsold as of the effective time of the Transactions, if any.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Fort Lauderdale, Florida, on April 16, 2021. The following person is signing these Post-Effective Amendments on behalf of the registrant in reliance upon Rule 478 under the Securities Act.

SEACOR HOLDINGS INC.,

By:	/s/ William C. Long
Name:	William C. Long
Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary